Exhibit 99.1

Perception Capital Corp. II Announces Pricing of $200 Million Initial Public Offering

Wayzata, MN, Oct. 27, 2021 (GLOBE NEWSWIRE) -- Perception Capital Corp. II (the “Company”) today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “PCCTU” beginning on October 28, 2021. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share. After the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “PCCT” and “PCCTW,” respectively. The offering is expected to close on November 1, 2021, subject to customary closing conditions.

Perception Capital Corp. II is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination with a company in any industry, sector or geographic region, the Company intends to concentrate its efforts on identifying and acquiring a technology-enabled company with a proven business model operating within one of the multiple sectors benefitting from secular tailwinds in industrial technology, which includes businesses focused on: mobility and autonomous motion, automation components and systems, material handling solutions, robotics, additive manufacturing, Internet of Things and connectivity; as well as the sustainability sector with businesses focused on: energy storage, advance battery technologies, the hydrogen economy, waste-to-energy, renewable energy, recycling, building energy management and technologies for clean food, water and air.

Jefferies LLC, Moelis & Company LLC and Nomura Securities International, Inc. are acting as the book-running managers of the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 27, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from Jefferies LLC at Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at (877) 821-7388 or by email at prospectus_department@jefferies.com.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Relations:

Pat Shortridge
pats@trailrunnerint.com

Investor Contact:

info@perceptioncapitalpartners.com